Exhibit 99.1

Regional Management Corp. Adds New Lender and Increases Warehouse Facility

Capacity to $300 Million

Greenville, South Carolina – April 29, 2021 – Regional Management Corp. (NYSE: RM), a diversified consumer finance company, announced today that it has expanded its warehouse facility capacity by $100 million to $300 million by closing on an additional new warehouse facility with JP Morgan.

As with the company’s recently closed warehouse facilities with Wells Fargo and Credit Suisse, the new facility funds multiple forms of collateral, including small loans, large loans, convenience check loans, and digitally originated loans. Combined, the three new warehouse facilities closed in April 2021 represent an increase of $175 million from the company’s previous single $125 million warehouse facility.

“We are pleased to further expand the capacity of our warehouse facilities with the addition of JP Morgan to our group of lenders,” said Robert W. Beck, President and Chief Executive Officer of Regional Management Corp. “The additional capacity will further ensure our ability to invest aggressively in our growth strategy, return excess capital to shareholders, and position the company for attractive and sustainable growth for years to come.”

About Regional Management Corp.

Regional Management Corp. (NYSE: RM) is a diversified consumer finance company that provides attractive, easy-to-understand installment loan products primarily to customers with limited access to consumer credit from banks, thrifts, credit card companies, and other lenders. Regional Management operates under the name “Regional Finance” in 366 branch locations across 12 states in the Southeastern, Southwestern, Mid-Atlantic, and Midwestern United States, as of April 2021. Most of its loan products are secured, and each is structured on a fixed rate, fixed term basis with fully amortizing equal monthly installment payments, repayable at any time without penalty. Regional Management sources loans through its multiple channel platform, which includes branches, centrally-managed direct mail campaigns, digital partners, retailers, and its consumer website. For more information, please visit www.RegionalManagement.com.

Forward-Looking Statements

This press release may contain various “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact but instead represent Regional Management Corp.’s expectations or beliefs concerning future events. Forward-looking statements include, without limitation, statements concerning future plans, objectives, goals, projections, strategies, events, or performance, and underlying assumptions and other statements related thereto. Words such as “may,” “will,” “should,” “likely,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “outlook,” and similar expressions may be used to identify these forward-looking statements. Such forward-looking statements speak only as of the date on which they were made and are about matters that are inherently subject to risks and uncertainties, many of which are outside of the control of Regional Management. As a result, actual performance and results may differ materially from those contemplated by these forward-looking statements. Therefore, investors should not place undue reliance on forward-looking statements.

Factors that could cause actual results or performance to differ from the expectations expressed or implied in forward-looking statements include, but are not limited to, the following: changes in general economic conditions, including levels of unemployment and bankruptcies; the impact of the recent outbreak of a novel coronavirus (COVID-19), including on Regional Management’s access to liquidity and the credit risk of Regional Management’s finance receivable portfolio; risks associated with Regional Management’s ability to timely and effectively implement, transition to, and maintain the necessary information technology systems, infrastructure, processes, and controls to support its operations and initiatives; risks associated with Regional Management’s loan origination and servicing software system, including the risk of prolonged system outages; risks related to opening new branches, including the ability or inability to open new branches as planned; risks inherent in making loans, including credit risk, repayment risk, and value of collateral, which risks may increase in light of adverse or recessionary economic conditions; risks associated with the implementation of new underwriting models and processes, including as to the effectiveness of new custom scorecards; risks relating to Regional Management’s asset-backed securitization transactions; changes in interest rates; the risk that Regional Management’s existing sources of liquidity become insufficient to satisfy its needs or that its access to these sources becomes unexpectedly restricted; changes in federal, state, or local laws, regulations, or regulatory policies and practices, and risks associated with the manner in which laws and regulations are interpreted, implemented, and enforced; changes in accounting standards, rules, and interpretations, and the failure of related assumptions and estimates, including those associated with the implementation of current expected credit loss (CECL) accounting; the impact of changes in tax laws, guidance, and interpretations; the timing and amount of revenues that may be recognized by Regional Management; changes in current revenue and expense trends (including trends affecting delinquencies and credit losses); changes in Regional Management’s markets and general changes in the economy (particularly in the markets served by Regional Management); changes in the competitive environment in which Regional Management operates or a decrease in the demand for its products; the timing and amount of future cash dividend payments; risks related to acquisitions; changes in operating and administrative expenses; and the departure, transition, or replacement of key personnel. The COVID-19 pandemic may also magnify many of these risks and uncertainties.

The foregoing factors and others are discussed in greater detail in Regional Management’s filings with the Securities and Exchange Commission. Regional Management will not update or revise forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events or the non-occurrence of anticipated events, whether as a result of new information, future developments, or otherwise, except as required by law. Regional Management is not responsible for changes made to this document by wire services or Internet services.

Contact:

Investor Relations

Garrett Edson, (203) 682-8331

investor.relations@regionalmanagement.com